SCAN-GRAPHICS, INC.
                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 25, 1997



To the Shareholders of
Scan-Graphics, Inc.


     The Annual Meeting of Shareholders of Scan-Graphics, Inc. (the "Company") will be held at The Wings Club, 52 Vanderbilt Avenue, 18th Floor, New York, New York, on June 25, 1997 at 11:00 A.M. (Local Time), for the following purposes:


          1. To elect 7 directors to serve for the ensuing year;

          2. To approve the adoption of amendments to the 1992 Long-Term Incentive Plan; and

          3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the current year; and

          4. To transact such other business as may properly come before the meeting.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     Only shareholders of record on April 30, 1997 are entitled to notice of and to vote at the meeting.


                                          By Order of the Board of Directors


                                          MICHAEL A. MULSHINE
                                          Secretary



May 23, 1997



YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON.
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                               Scan-Graphics, Inc.
                                700 Abbott Drive
                        Broomall, Pennsylvania 19008-4373
                            Telephone (215) 328-1040

                                 PROXY STATEMENT

     This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about May 23, 1997, in connection with the solicitation of proxies for use by the Board of Directors of Scan-Graphics, Inc. (the "Company"), Broomall, Pennsylvania, at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at The Wings Club, 52 Vanderbilt Avenue, 18th Floor, New York, New York, on, June 25, 1997 at 11:00 A.M. (Local Time), for the purposes set forth in the foregoing Notice of Annual Meeting, and any adjournment or postponement thereof.

Record Date and Outstanding Stock


     The record date for determining those shareholders entitled to vote at the Annual Meeting was April 30, 1997. At that date, the Company had outstanding, 500,000 shares of Class A Convertible Preferred Stock Series A, par value $2.00 per share ("Class A Series A Stock"), 125,000 shares of Class A Convertible Preferred Stock Series C, par value $10.00 per share ("Class A Series C Stock"), and 15,702,387 shares of Common Stock, par value $0.001 per share ("Common Stock").


Proxies

     Solicitation. Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by telegraph or telephone. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing.

     Revocation. The execution of a proxy does not affect the right to vote in person at the meeting, and a proxy may be revoked by the person giving it prior to the exercise of the powers conferred by it. A shareholder may revoke a proxy by communicating in writing to the Secretary of the Company at the address indicated above or by executing and delivering a proxy bearing a later date. In addition, persons attending the meeting in person may withdraw their proxies. Unless proxy is revoked or withdrawn, the shares represented thereby will be voted or the votes withheld at the Annual Meeting or at any adjournments thereof in the manner described in this Proxy Statement.


     Signatures in Certain Cases. If a shareholder is a Corporation, the enclosed proxy should be signed in its corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, and his or her title as such should follow the signature.


Quorum and Voting

     The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on each matter to be voted upon at the meeting is necessary for a quorum. The favorable vote of a majority of the votes cast at the Meeting by the Class A Series A Stock, Class A Series C Stock and the Common Stock, voting as a single class, is required for approval for all business which will come before the meeting except for the election of directors, who will be elected by at least a plurality of the votes cast at the election.

     Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker or other record owner) either records the fact of abstention, in person or by proxy, or fails to vote in person and does not return a duly executed Proxy Card, such action would not be considered a "vote cast," and would have no effect on the outcome of the vote with respect to voting matters. If a shareholder returns a duly executed Proxy Card but has made no specifications with respect to voting matters, the persons named as proxy agents intend (unless instructed otherwise by the shareholder) to vote for each of the nominees for director named in this Proxy Statement, for the adoption of the amendments to the 1992 Long-Term Incentive Plan, for the ratification of BDO Seidman LLP as independent auditors of the Company for the current year, and to use their discretion in any other matters that may properly come before the Meeting.

     Holders of Class A Series A Stock and Common Stock of record at the close of Business on April 30, 1997, will be entitled to one vote per share, and the holders of Class A Series C Stock of record at the close of Business on April 30, 1997 will be entitled to 20 votes per share, on all business of the meeting. Shareholders do not have the right to cumulate their votes for the election of directors.

Security Ownership of Management and Certain Beneficial Owners


     The following table sets forth information regarding the ownership of the Company's voting securities on April 30, 1997, assuming conversion of Class A Series A Stock into one share of Common Stock, assuming conversion of Class A Series C Stock, into 20 shares of Common Stock and including options and warrants by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of its voting securities, (ii) each Director and Executive Officer, and (iii) all Directors and Executive Officers as a group. Percentages less than 1% are not shown.


                              Amount & Nature of           Percentage of
Beneficial Owner              Beneficial Ownership         Outstanding Shares
----------------              --------------------         ------------------

Andrew E. Trolio                 3,106,500 (1)                16.24%
Laurence L. Osterwise              100,000                      --
William C. Hubbard                 199,000                     1.05%
Michael A. Mulshine                772,407 (3)                 4.02%
David S. Hirsch                    253,067 (2)                 1.35%
James C. Sargent                   135,067 (4)                  --
R. Barry Borden                     31,780                      --
Jack A. Pellicci                    12,260                      --

All Directors and
Executive Officers
as a group (8 persons)           4,610,082                    23.00%

(1) Includes 377,500 shares of Common Stock held by Mr. Trolio's wife, as to all of which shares Mr. Trolio disclaims beneficial ownership. Includes 500,000 shares of Class A Series A Stock owned by Mr. Trolio, representing 100% of such shares outstanding. Includes 400,000 shares issuable upon conversion of Class A Series C Stock.

(2)  Includes 50,000 shares of issuable upon conversion of Class A Series C
     Stock.

(3) Includes 17,930 shares of Common Stock held jointly by Mr. Mulshine and his wife. Includes 10,000 shares issuable upon conversion of Class A Series C Stock.

(4)  Includes 20,000 shares of issuable upon conversion of Class A Series C
     Stock.

     The foregoing table also includes shares which the following directors and executive officers have the right to acquire within sixty days upon the exercise of options and warrants: Mr. L. L. Osterwise, 100,000 options; Mr. A. E. Trolio, 329,000 options, 100,000 warrants; Mr. Hubbard, 15,000 options, 81,000 warrants; Mr. Borden, 31,780 options; Mr. Hirsch 27,845 options; Mr. Mulshine, 27,845 options, 497,333 warrants; Mr. Pellicci, 12,260 options; Mr. Sargent, 85,067 options. The information contained in the following table is included in the preceding beneficial ownership table where applicable.

     The following table presents information provided to the Company as to the beneficial ownership of the Company's Class A Series A Stock as of April 30, 1997.

                              Amount & Nature of           Percentage of
Beneficial Owner              Beneficial Ownership         Outstanding Shares
----------------              --------------------         ------------------

Andrew E. Trolio (1)               500,000                   100.00

(1) Includes 220,000 shares owned by Lin-Lea Corporation, a company owned by Andrew E. Trolio.

         The following table presents information provided to the Company as to the beneficial ownership of the Company's Class A Series C Stock as of April 30, 1997.

                              Amount & Nature of           Percentage of
Beneficial Owner              Beneficial Ownership         Outstanding Shares
----------------              --------------------         ------------------

Andrew E. Trolio                    20,000                    16.00
Howard L. Morgan                     1,000                      .80
James C. Sargent                     1,000                      .80
David S. Hirsch                      2,500                     2.00
Michael A. Mulshine                    500                      .40
William W. & Sheryl S. Rider         4,000                     3.20
David Green                          4,000                     3.20
George Hooper                        5,000                     4.00
Thomas Marquez                      30,000                    24.00
Richard N. Mercurio, Trustee        10,000                     8.00
  Marquez Family Trust
Richard N. Mercurio, Trustee        10,000                     8.00
  Meredith Ann Marquez,
  Present Interest Trust
Paul Becker                          1,000                      .80
William Ritger                       6,000                     4.80
John Strauss                        30,000                    24.00
                                  --------                  -------
                                   125,000                   100.00

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     At the Meeting, the Shareholders will elect seven directors, each to hold office until the 1998 Annual Meeting of Shareholders and until a successor has been elected and qualified.

     The Board of Directors has nominated for election the seven persons designated below as the Company's directors. All nominees have consented to be named and to serve if elected. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Andrew E. Trolio, Laurence L. Osterwise, Michael A. Mulshine, R. Barry Borden, David S. Hirsch, Jack A. Pellicci and James C. Sargent.

                        The Board of Directors recommends
                 a vote FOR each of the nominees for director.

NOMINEES

                                      Position
Name                          Age     Since        Position with the Company
----                          ---     -----        -------------------------
Andrew E. Trolio              67      1972         Chairman of the Board and Director (2)
Laurence L. Osterwise         49      1996         Chief Executive Officer and Director
Michael A. Mulshine           57      1985         Secretary and Director(2)
R. Barry Borden               57      1996         Director (1) (2)
David S. Hirsch               61      1992         Director (1)(2)
Jack A. Pellicci              49      1996         Director
James C. Sargent              79      1992         Director

(1)  Member of the Company's Compensation Committee.


(2) Member of the Company's Audit Committee. Directors Borden, Hirsch and Mulshine were appointed as members of the Audit Committee by resolution of the Board of Directors on April 23, 1997.


Background

     The business experience, principal occupation and employment of the nominees have been as follows:

     Andrew E. Trolio is Chairman of the Board and a Director of the Company. He founded the Company in 1972. From 1961 to 1971 he was President, Director and Founder of KDI Adtrol, Inc., a company which manufactured photo-optical recording and reading devices for motion picture cameras. He is also credited with several patents as inventor or co-inventor. Mr. Trolio is a Trustee Emeritus of Cabrini College. Mr. Trolio has served as Chairman of the Finance and Audit Committee and is currently a Fellow of the International Society of Optical Engineers. Mr. Trolio received an Honorary Doctor of Science degree from Cabrini College in 1997.

     Laurence L. Osterwise was appointed Chief Executive Officer, President and a Director of the Company by action of the Board of Directors on April 23, 1997. Mr. Osterwise began his employment with the Company on November 1, 1996, as its Chief Operating Officer and President of Sedona GeoServices, Inc., a subsidiary. He was most recently President of the $1.5+ billion Communications Division of General Instruments Corporation. Prior to joining General Instruments Corporation, Mr. Osterwise spent 25 years with IBM Corporation, where he held positions as President of Production Industries, U.S. Vice President and Corporate Director of Market Driven Quality, and IBM Rochester General Manager and Director of Application Business Systems. Under his leadership, IBM Rochester was awarded the Malcomb Baldridge National Quality Award. Mr. Osterwise received a BS in Mathematics from Duke University in 1969 and a MS in Computer Sciences from Syracuse University in 1973.

     Michael A. Mulshine has been a Director and Secretary of the Company since May 1985 and has been associated with the Company on a management consulting basis since 1979. He has been the President of Osprey Partners, a management consulting firm, since 1977. In addition, he is a Director of Environmental Tectonics Corporation, an AMEX traded company, and a Director of Vasco Corp., an OTC traded company. Mr. Mulshine received a BSEE degree from the Newark College of Engineering in 1961.


     R. Barry Borden, a Director of the Company since June 1996, has founded and managed businesses in the computer hardware and software industry for the past 30 years. During 1996, he served as Chairman and CEO of Mergent International, a supplier of software for data security on PC Desktops and enterprise wide networks. Since 1984, Mr. Borden has been President of LMA Group Inc., a general management consulting firm. From 1968 to 1980, Mr. Borden was the founder, President and CEO of Delta Data Systems, a CRT Terminal manufacturer, and from 1981 to 1984 he was the founder, Chairman and CEO of Franklin Computer Corp., a manufacturer of microcomputers. In 1989 he served as President and CEO of Cricket Software, Inc., a supplier of graphics software. Mr. Borden received a BSEE degree from the University of Pennsylvania in 1961.


     David S. Hirsch, a Director of the Company since January 1992, retired in 1991 from Schroder Wertheim & Co., Incorporated and its predecessor firms where he was a principal. Mr. Hirsch is a director of Numar Corporation and he also serves as a Trustee of the Jewish Museum and the Orchestra of St. Luke's. He received a BA degree from Cornell University in 1957 and a MBA degree from Harvard University in 1959.

     Jack A. Pellicci, a Director of the Company since October 1996, is Oracle Corporation's Vice President of Strategy, Solutions and Marketing. Mr. Pellicci, a retired Brigadier General and graduate of the U.S. Military Academy at West Point, joined Oracle in 1992 after 30 years in the U.S. Army, where he was the Commanding General of the Personnel Information Systems Command. Mr. Pellicci is a member of the Board of Directors of the Open GIS Consortium (OGC), an organization of over 70 commercial, governmental, and educational entities dedicated to open systems approaches to geoprocessing. He is the Vice Chairman of the High Performance Computing and Communications Consortium (HPCCC). In addition, he serves as Co-Chairman of the Armed Forces Communications and Electronics Association (AFCEA) International Technical Committee and is on the Board of Directors of AFCEA's Washington, DC Chapter.

     James C. Sargent, a Director of the Company since January 1992, is Counsel to the law firm of Opton, Handler, Gottleib, Feiler & Katz. He was previously a partner and counsel to Whitman & Ransom. He was Regional Administrator of the New York Office of the Securities and Exchange Commission from 1955 to 1956, and Commissioner of the New York Regional Office of the Securities and Exchange Commission from 1956 to 1960.

Board and Committee Meetings

     The Board of Directors held six meetings in 1996. During 1996 each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period for which such incumbent was a director, and (2) the total number of meetings held by all committees on which such incumbent served.


     The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee is responsible for developing and executing plans for the compensation of the executive officers, including the CEO of the Company. Additionally, the Compensation Committee administers the Scan-Graphics, Inc. 1992 Long-Term Incentive Plan, including the determination, subject to the plan provisions, of the individuals eligible to receive awards, the individuals to whom awards should be granted, the nature of the awards to be granted, the number of awards to be granted, and the exercise price, vesting schedule and term and all other conditions and terms of the awards to be granted. This committee met six times during 1996. The Audit Committee meets with the Company's independent certified public accountants to review the scope and results of auditing procedures and the Company's accounting procedures and controls. This committee met four times during 1996.

Compensation of Directors

     Directors who are not employees of the Company are eligible under the Scan-Graphics, Inc. 1992 Long-Term Incentive Plan (the "Plan") to receive annual grants of options on the first business day of January. The size of the annual grant is determined by dividing $50,000 by the fair market value of a share of Common Stock on the date of the option grant. Fair market value is the mean of the highest and lowest quoted bid prices of the Common Stock as furnished by the National Association of Security Dealers, Inc. Automated Quotation ("NASDAQ") System. The maximum number of options granted in any one year to a Director under the plan is 25,000. The non-employee directors were issued the following option grants in January 1997 for service to the board in 1996: Messrs. Hirsch, Mulshine and Sargent, 13,559 shares; Mr. Borden, 6,780 shares; Mr. Pellicci, 2,260 shares.

     The Board of Directors has recommended adoption of certain amendments to the 1992 Long-Term Incentive Plan. If the amended Plan is approved, the method of determination of option grants to non-employee directors will change to the following: on the first business day of January 1998 and on the first business day of January in each succeeding year, each non-employee director of the Company shall receive as compensation for service to the board, a grant of an option to purchase the Common Stock of the Company, at the then current Fair Market Value as determined in accordance with the Plan, as follows: a 15,000 share option grant for service to the board during the preceding year; plus, a 2,500 share option grant for serving as the Chairman of the Board or a Committee of the Board of Directors during the preceding year. However, if an Eligible Director shall become eligible for an option grant after the first regularly scheduled meeting of the board during any calendar year, the Compensation Committee shall determine the size of such option grant by multiplying 15,000 shares (and/or 2,500 shares) by a fraction which is determined by dividing the number of regularly scheduled board meetings remaining in the calendar year by six.

     In addition, any new director who is elected to the board after this amended Plan is approved, will be granted a 25,000 share option to purchase the Common Stock of the Company, at the then current Fair Market Value as determined in accordance with the Plan. The shares underlying this option will vest at the rate of 5,000 shares per year for five years, on the anniversary date of his election to the board.

     Further, subject to approval of the amended Plan, on or before January 31, 1998 and on or before January 31 in each succeeding year, each non-employee director will receive an annual retainer of $5,000 as cash compensation for his services as a director for the preceding year. Also, upon approval of the amended Plan, each non-employee director will receive $500 for each attendance at board and committee meetings, with multiple meetings held on the same day to count as one. These amounts shall be subject to annual review and possible adjustment at the discretion of the Board of Directors.

     For more detailed discussion of this item see "APPROVAL OF ADOPTION OF AMENDMENTS TO THE 1992 LONG-TERM PLAN."

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation

     The following table provides information concerning the annual and long-term compensation of the chief executive officer and each other executive officer of the Company for services rendered in all capacities during fiscal years 1996, 1995 and 1994.

                                                               Long Term       All Other
                                  Annual Compensation        Compensation      Compensation (1)(2)
                                  -------------------        ------------      -------------------
                                                             Stock Option/
Name and                                       Bonus/           Warrant
Principal Position           Year   Salary     Commission    Awards (Shares)
------------------           ----   ------     ----------    ---------------

Andrew E. Trolio             1996   $188,500                     74,000           $32,040
  Chairman of the Board      1995   $115,284                     55,000           $ 8,445
                             1994   $ 90,000                    150,000           $ 3,650

Laurence L. Osterwise        1996   $ 28,385                    300,000           $  --
  Chief Executive Officer
  and President

William C. Hubbard           1996   $ 70,000     $25,157         65,000           $  --
  Executive                  1995   $ 40,923                    144,000           $  --
  Vice President             1994   $  --                         --              $  --

Michael A. Mulshine          1996   $  (3)                      404,286           $  --
   Corporate Secretary       1995   $  --                        75,000           $  --
                             1994   $  --                        60,000           $  --

-------------------

(1) In fiscal year 1996, no executive officer other than Mr. Trolio received perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(2) The amounts disclosed in this column represent premiums paid by the Company for an insurance annuity. As of December 31, 1996, this insurance policy had a cash surrender value of $24,479 to Mr. Trolio.

(3) See "Certain Relationships and Related Transactions" for a summary of consulting fees.

Certain Employment Agreements

     On January 1, 1991, the Company entered into an Employment Agreement with Andrew E. Trolio, who until April 23, 1997, was President, Chief Executive Officer and Chairman of the Board of the Company (the "Chairman Agreement"), and who is currently the Chairman of the Board of Directors. The Chairman Agreement has a term of three years and continues thereafter on a year-to-year basis. Compensation during this period will be $150,000 as a base annual salary plus additional compensation as directed by the Board of Directors. In the event of termination of employment, The Company is obligated to retain Mr. Trolio as a part time consultant at the rate of 40% of the annual compensation at the time of termination. The term of the part time consultant arrangement will be equal to one-half the number of years the employee has served as a full time employee. In the event of a change in control of the Company, and/or in the event of termination, the Company is obligated to pay Mr. Trolio an immediate lump sum severance payment equal to two year's annual salary and deferred compensation, if any. In addition, upon termination of employment by the Company, the Company will, if Mr. Trolio desires, purchase all outstanding options and warrants previously granted to him at a cash purchase price equal to the amount of the aggregate fair market value of the shares, less the aggregate exercise price for such shares. If such termination had occurred on December 31, 1996, the Company would have been obligated to pay Mr. Trolio $1,330,594. The termination remuneration described above is not payable in the event of termination for cause.

     On November 1, 1996, the Company entered into an Employment Agreement with Laurence L. Osterwise, its Chief Executive Officer and President (the "CEO Agreement"). The CEO Agreement has a term of three years and two months and continues thereafter on a year-to-year basis. Compensation during this period will be $180,000 through December 31, 1997, $225,000 through December 31, 1998, and $250,000 through December 31, 1999, as base annual salary plus additional compensation as directed by the Board of Directors. In the event the Company is acquired during the life of the CEO Agreement or any renewal term thereof, and the acquirer chooses to terminate Mr. Osterwise, or fails to renew the CEO Agreement for at least one year, the Company is obligated to pay Mr. Osterwise a severance payment equal to one year's annual salary, plus an amount equal to the accrued deferred compensation, plus bonuses and commissions earned and unpaid, if any. In addition, upon termination of employment by the Company, Mr. Osterwise shall be deemed to have vested in any stock options to purchase shares, and in such event, Mr. Osterwise may exercise his right to purchase any vested options at any time within one year of termination. If such termination had occurred on December 31, 1996, the Company would have been obligated to Mr. Osterwise for $180,000. The termination remuneration described above is not payable in the event of termination for cause.

Option/Warrant Grants

     The following table provides, as to the executive officers of the Company, additional information concerning grants of stock options during fiscal year 1996. No stock appreciation rights have been granted by the Company.

                                         Percentage
                                          of Total                                        Potential Realizable
                                          Options/                                         Value at Assumed
                                          Warrants                                            Annual Rate of
                            Option/       Granted to       Exercise                              Stock Price
                            Warrant      Employees in        Price      Expiration           Appreciation for
        Name                Grants     Fiscal year 1996   (per share)      Date            Option/Warrant Terms
---------------------     ----------   ----------------   -----------   ----------    ----------------------------
                                                                                          5% ($)        10% ($)
                                                                                      ----------------------------
Andrew E. Trolio            24,000           1.9%          $3.00         11/24/06        $ 45,280         $114,749
                            50,000           4.1%          $2.00         03/31/01        $ 27,628         $ 61,051

Laurence L. Osterwise      300,000          24.4%          $3.00         12/31/01        $248,653         $549,459

William C. Hubbard          15,000           1.2%          $2.00         12/31/01        $  8,288         $ 18,315
                            50,000           4.1%          $3.00         03/31/01        $ 41,442         $ 91,577

Michael A. Mulshine        100,000           8.1%          $3.00         04/30/01        $ 82,884         $183,153
                            50,000           4.1%          $3.00         04/30/01        $ 41,442         $ 91,577
                            60,000           4.9%          $3.00         12/31/00        $ 38,791         $ 83,538
                            60,000           4.9%          $3.00         03/23/01        $ 49,731         $109,892
                            60,000           4.9%          $3.00         03/23/01        $ 38,791         $ 83,538
                            60,000           4.9%          $4.00         03/23/01           --            $ 49,892
                            14,286           1.2%          $3.50         12/31/00        $  3,814         $ 30,526


Option Exercises and Fiscal Year-End Values

     The following table provides, as to the Chief Executive Officer and each other executive officer of the Company, information concerning unexercised stock options granted in fiscal year 1996 and prior years. No stock appreciation rights have been granted by the Company.

                                                                Number of                  Value of Unexercised
                                                       Unexercised Options/Warrants    In-the-Money Options/Warrants
                                                           at December 31, 1996             at December 31, 1996(1)
                      Shares Acquired       Value      ----------------------------    ------------------------------
      Name            on Exercise (#)    Realized($)    Exercisable  Unexercisable       Exercisable   Unexercisable
----------------      ---------------    -----------    -----------  -------------       -----------   -------------
Andrew E. Trolio         837,500        $1,855,016       379,000        - 0 -              $1,004,032     $ - 0 -

Laurence L. Osterwise      - 0 -             - 0 -       100,000      200,000              $  65, 625     $131,250

William C. Hubbard         - 0 -             - 0 -       106,000       10,000              $  184,000     $ 26,563

Michael A. Mulshine      301,696        $  551,510       571,319       60,000              $  765,306     $ 23,098

(1) Based on the closing price of the Company's Common Stock as reported on the NASDAQ System on that date ($3.66), net of the option exercise price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for recommending compensation policies with respect to the Company's executive officers, and for making decisions about awards under certain of the Company's stock-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Act of 1934, as amended (the "Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. This report addresses the Company's compensation policies for 1996 as they affected the Chief Executive Officer and the Company's other executive officers, including the Named Executive Officers.

Compensation Policies

     The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with the Company's performance, recognize individual performance and responsibility, underscore the importance of shareholder value creation, and assist the Company in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash incentives, and long-term stock-based incentives.

     All compensation decisions are determined following a detailed review of many factors that the Compensation Committee believes are relevant, including external competitive data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

     In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance, and the individual's performance in establishing the compensation opportunities for the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's actual shareholder value creation and the Company's actual financial performance.

     The competitiveness of the Company's total compensation program - including base salaries, annual cash incentives, and long-term stock-based incentives - is regularly assessed with the assistance of the Compensation Committee's outside compensation consultant. Data for external comparisons may be drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size.

     To present a reasonable comparison of the Company's performance versus its peers, the Board of Directors in 1997 has determined that it would employ three indexes in the Comparative Stock Performance section of this Proxy Statement;
(I) the NASDAQ-US Index, (ii) the NASDAQ Computer & Data Processing Index, and
(iii) the S&P 500 Stock Index, since there is no one index that exactly matches the Company's business. As the Company progresses with its business development plans, many of the firms in these indexes will be employed in the peer group to be used by the Compensation Committee to assess the external competitiveness of compensation levels.

     While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

Base Salary

     Base salaries for all executive officers, including the Chief Executive Officer, are reviewed by the Compensation Committee on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, and the contributions of the individual to the Company's success.

Annual Cash Incentive Opportunities

     The Company believes that executives should be rewarded for their contributions to the success and profitability of the business and, as such, approves the annual cash incentive awards. Incentive awards are linked to the achievement of revenue and net income goals by the Company and/or specific business units, and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally objective in nature and include such goals as revenue, profit and budget objectives, and increased business unit productivity. The Compensation Committee believes that these arrangements tie the executive's performance closely to key measures of success of the Company or the executive's business unit. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

Long-Term Stock-Based Incentives

     The Compensation Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Compensation Committee grants stock options to executive officers and other employees under the Company's 1992 Long-Term Incentive Plan. In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no Named Executive Officer received compensation exceeding this limit in 1996, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m) and has submitted the 1992 Long-Term Incentive Plan to its stockholders to approve the amendments of the 1992 Long-Term Incentive Plan in accordance with Section 162(m). While the Compensation Committee does not currently intend to qualify its annual incentive awards as a performance-based plan, it will continue to monitor the impact of
Section 162(m) on the Company.

1996 Compensation

     Base salaries paid in 1996, for all executive officers other than the Chief Executive Officer, reflect the Compensation Committee's review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of compensation relationships, and the contributions of the individual. The Chief Executive Officer's base salary was previously established in accordance with a multi-year employment agreement (See "Certain Employment Agreements"). The Compensation Committee believes that the base salary paid the Chief Executive Officer in 1996 was below the level of base salaries paid to chief executive officers at comparable firms.

     Following the end of fiscal 1996, the Compensation Committee determined that base salary levels for certain executive officers should be increased to better reflect competitive practice, and to recognize their contributions to the success of the Company. The Compensation Committee has recommended and the Board has approved a base salary of $180,000 for the Chief Executive Officer for 1997. There were no cash incentives paid to the executive officers, including the Chief Executive Officer, for 1996.

     Stock options awarded in 1996 to all executive officers, including the then Chief Executive Officer, were based on an assessment of individual contribution, Company success, and competitive practice, and were intended to help retain the executives over time and to provide rewards consistent with shareholder returns. All options were granted in 1996 with an exercise price equal to the fair market value on the date of the grant. With respect to these grants, no compensation will be earned unless the share price increases beyond the grant price, thereby creating shareholder returns.

                               R. Barry Borden
                               David S. Hirsch

Compensation Committee Interlocks and Insider Participation

     The current members of the Company's Compensation Committee are Messrs. R. Barry Borden and David S. Hirsch. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its principal office and manufacturing facility from Lin-Lea Corporation, a company which is owned by Andrew E. Trolio. This facility lease, which was renewed on September 1, 1994 and continues through August 31, 1997, with an option to renew for two years, provides for the payment of an annual base rental of $96,000 and excess real estate taxes. Rent expense charged to operations was $96,000 for the year ended December 31, 1996. It is management's belief that the terms of the facility lease are favorable to the Company based on the commercially available terms in the business park where the Company is located. The Company's current lease payments are 11% to 15% below comparable market rates.

     The Company incurred commissions and management consulting expenses in the amount of $360,439 for the year ended December 31, 1996, to Osprey Partners, a company owned by Mr. Mulshine. These expenses were incurred in regard to the private placement of securities and completion of various other management consulting services. It is management's belief that the levels of compensation for services provided were favorable to the Company and were reasonably below market rates for such services.

     During December 1996, 150,000 stock options and 687,500 stock warrants were exercised for $201,000 and $1,000,000, respectively, by Andrew E. Trolio, Chairman, in exchange for promissory notes and promissory demand notes. 30,000 stock options and 127,180 stock warrants were exercised for $40,200 and $263,578, respectively, by Michael A. Mulshine, Corporate Secretary, in exchange for promissory notes. James C. Sargent, Director, exercised 20,000 stock options for $36,250 with a promissory note.

     All notes bear interest at a rate of 8.25%. The promissory notes, together with accrued interest, have maturity dates ranging from July 1998 through January 2003. The loans are secured by the underlying stocks, which are held in escrow by the Company. The Company intends to collect all amounts under these notes. The promissory demand notes, totaling $294,750 were paid in full by Andrew E. Trolio, during February and March 1997.

     In January 1997, the Board of Directors approved a Consulting Agreement with Osprey Partners, a company which is owned by Michael A. Mulshine, under which Osprey is paid a $5,000 monthly retainer, in consideration of Osprey's services relative to shareholder and investor relations activities on the Company's behalf and for management consulting services.

                          COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 1991 through December 31, 1996 with the cumulative total return on (I) the "NASDAQ-US Index",
(ii) the NASDAQ "Computer & Data Processing Index", and (iii) the "S&P 500 Stock Index". The comparisons assume the investment of $100 on December 31, 1991 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The Company has not paid any dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

------------------------------------------------------------------------------------------------------------
                                  12/31/91     12/31/92     12/31/93      12/31/94     12/31/95   12/31/96
------------------------------------------------------------------------------------------------------------
Scangraphics, Inc.                100.00        84.44        33.33         17.77        97.7      131.11
------------------------------------------------------------------------------------------------------------
NASDAQ-US Index                   100.00       116.38       133.60        130.60       184.69     227.15
------------------------------------------------------------------------------------------------------------
Computer & Data Proc. Index       100.00       107.59       113.87        138.28       210.60     259.97
------------------------------------------------------------------------------------------------------------
S&P 500 Stock Index               100.00       107.82       118.46        120.03       165.14     203.06
------------------------------------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]

                                   PROPOSAL II
                       APPROVAL OF ADOPTION OF AMENDMENTS
                        TO 1992 LONG-TERM INCENTIVE PLAN

     The 1992 Long-Term Incentive Plan (the "Plan") was approved by the Company's shareholders at the 1992 Annual Meeting. On April 23, 1997, the Board of Directors approved two amendments to the Plan, both of which are subject to shareholder approval: 1) an amendment to increase the number of shares of stock authorized for issuance under the Plan, from 1,000,000 to 3,000,000; and 2) an amendment to change the formula to calculate the number of options to be granted to each non-employee director each year. All other terms of the Plan will remain as approved by the shareholders in 1992.

     The 1992 Long-Term Incentive Plan, as approved by the shareholders of the Company at the 1992 Annual Meeting of Shareholders, is attached hereto as Appendix A. (All references to the "Stock Option Committee" in the 1992 Long-Term Incentive Plan are hereby replaced with the "Compensation Committee.")

Nature and Purpose of the Plan

     The purpose of the Plan is to enable key employees, non-employee directors and independent contractors of the Company to (i) own shares of stock in the Company, (ii) to participate in the shareholder value that will be created,
(iii) have a mutuality of interest with other stockholders, and (iv) enable the Company to continue to attract, retain, and motivate key employees, non-employee directors and independent contractors of particular merit. The Board of Directors believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and attain continuing growth and financial success. The approximate number of persons currently eligible to participate in the Plan is 75, including five non-employee directors: Messrs. Borden, Hirsch, Mulshine, Pellicci, and Sargent.

     Options granted under the Plan are authorized to be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") or "non-qualified stock options" which do not satisfy such conditions.

Duration and Modification

     Unless extended, the Plan will terminate not later than March 11, 2002. The Board of Directors may at any earlier time terminate the Plan or make such modifications of the Plan as it may deem advisable. However, except in certain limited circumstances, the Board of Directors may not, without further approval by the shareholders, increase the number of shares of Common Stock as to which options may be granted under the Plan, change the class of people eligible to participate in the Plan, change the manner of determining option prices which would result in a decrease in the option prices, or extend the period during which an option may be granted or exercised.

Administration of the Plan

     The Plan is administered by a committee (the "Compensation Committee"). The Compensation Committee consists of two or more persons appointed by the Board of Directors, all of whom must be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of the Board of Directors. The present members of the Compensation Committee are David S. Hirsch and R. Barry Borden. The Compensation Committee has discretion to determine the participants under the Plan, the time and price at which options will be granted, the period during which options will be exercisable, the number of shares subject to each option and whether an option shall be an incentive stock option, a non-qualified option or a combination thereof, but will not have the discretion to determine any of the foregoing with respect to options granted to non-employee directors, which grants are automatic in nature.

     If the amended Plan is approved, the method of determination of option grants to non-employee directors will change to the following: on the first business day of January 1998 and on the first business day of January in each succeeding year, each non-employee director of the Company shall receive as compensation for service to the Board, a grant of an option to purchase the Common Stock of the Company, at the then current Fair Market Value as determined in accordance with the Plan, as follows: a 15,000 share option grant for service to the Board during the preceding year; plus, a 2,500 share option grant for serving as the Chairman of the Board or a Committee of the Board of Directors during the preceding year. However, if an Eligible Director shall become eligible for an option grant after the first regularly scheduled meeting of the Board during any calendar year, the Compensation Committee shall determine the size of such option grant by multiplying 15,000 shares (and/or 2,500 shares) by a fraction which is determined by dividing the number of regularly scheduled board meetings remaining in the calendar year by six.

     In addition, any new director who is elected to the Board after this amended Plan is approved, will be granted a 25,000 share option (the "New Director Option") to purchase the Common Stock of the Company, at the then current Fair Market Value as determined in accordance with the Plan. The shares underlying this option will vest at the rate of 5,000 shares per year for five years, on the anniversary date of his election to the Board.

     Further, subject to approval of the amended Plan, on or before January 31, 1998 and on or before January 31 in each succeeding year, each non-employee director will receive an annual retainer of $5,000 as cash compensation for such director's services for the preceding year. Also, upon approval of the amended Plan, each non-employee director will receive $500 for each attendance at board and committee meetings, with multiple meetings held on the same day to count as one. These amounts shall be subject to annual review and possible adjustment at the discretion of the Board of Directors.

     If unexercised, each option shall expire on the tenth anniversary of the date of the grant and shall vest and become fully exercisable on the six-month anniversary of the date of the grant, with the exception that the New Director Option shall vest over five years. Once vested, options shall remain fully exercisable until the earlier of: (i) the expiration of their ten-year term;
(ii) two years following the optionee's separation from board service for any reason; or (iii) one year following the death of the optionee.

     If the amended Plan had been in effect for the year 1996, the non-employee directors would have received options to purchase shares as follows: Mr. Borden
- 7,500 shares; Mr. Hirsch - 15,000 shares; Mr. Mulshine - 15,000 shares; Mr. Pellicci - 2,500 shares; and Mr. Sargent - 15,000 shares.

     See "Compensation of Executive Officers" and "Compensation of Directors" for a description of benefits received by Executive Officers and non-employee directors pursuant to the Plan during the past year.

Description of Option

     Under the Plan, the per share exercise price of any option which is an incentive stock option shall not be less than the fair market value closing bid of a share of the Common Stock on the date of the grant, and the per share exercise price of any option which is a non-qualified stock option shall not be less than 75% of such fair market value. The aggregate fair market value of the shares of Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. The proposed amendment provides that the per share exercise price of an option to be granted to a non-employee director shall be the fair market value closing bid of a share of Common Stock on the date of the grant.

         An option granted under the Plan is generally exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee. An option granted to a non-employee director is generally exercisable six months after the date of the grant. However, the Compensation Committee at the time of grant may provide that an option may be exercisable in whole or in part prior to the time that it would otherwise be exercisable under the Plan, provided however, that no option may be exercisable until six months after the date of grant. Upon the exercise of an option, the option price must be paid in cash, or if the Compensation Committee so determined at the time of the grant of the option, in shares of Common Stock. An option may not be granted for a period in excess of ten years from the date of grant.

     The Compensation Committee also has the authority to implement procedures to allow a broker-dealer selected by an optionee to make payment of all or any portion of the option price upon exercise of an option, and receive on behalf of such optionee all or a portion of the shares of Common Stock issuable upon exercise.

     In the event of death, permanent disability or retirement of an optionee, all options theretofore granted, to the extent exercisable or on such accelerated basis as the Compensation Committee may determine, shall become immediately exercisable, and, if not exercised, shall terminate, within one year of such optionee's death, within three years of such optionee's permanent disability, or within three years of such optionee's retirement. In all other cases, in the event an optionee leaves the service of the Company or any of its subsidiaries, any options previously granted to but not exercised by such optionee shall terminate. Options granted to non-employee directors remain fully exercisable until the earlier of the following: two years following the director's separation from board service for any reason, or one year following the death of the director. Options are not transferable except upon the death of the optionee.

     The number of shares reserved for issuance under the Plan and the number of shares covered by each option granted under the Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, as may be deemed appropriate by the Compensation Committee.


Stock Appreciation Rights


     The Compensation Committee may grant stock appreciation rights to recipients of options other than non-employee directors, subject to terms set by the Compensation Committee. Each right will relate to a specific option granted under the Plan and may be granted simultaneously with, or subsequent to, the grant of the option. A right will entitle the recipient to elect to receive, as an alternative to exercising a related option and without payment of cash to the Company, that number of shares of Common Stock having an aggregate fair market value equal to the "spread" on the related option. The "spread" is the difference between the aggregate fair market value, on the date the right is exercised, of the shares of Common Stock subject to the related option and the aggregate exercise price of that option. In lieu of paying any such right wholly in shares of Common Stock, the Compensation Committee may elect to pay the right totally in cash or partly in shares of Common Stock. A right may be exercised only during the period in which the related option may be exercised. The number of shares subject to acquisition through the exercise of an option will be reduced to the extent such shares are used in calculating the number of shares or cash to be received pursuant to an exercise of a related right. In addition, each share subject to an option may be used only once to calculate the number of shares or cash to be received pursuant to exercise of a related right.


Restricted Stock Awards

     The Compensation Committee may award shares of Common Stock under the Plan to eligible employees as restricted stock grants, subject to terms set by the Compensation Committee. Although such employees will have the right to vote these shares from the date of grant, they will not ordinarily have the right to sell or otherwise transfer the shares or to receive certificates representing the shares or the dividends payable with respect to the shares until they have remained in the employ of the Company or any of its subsidiaries for a period as may be determined by the Compensation Committee. Unless otherwise expressly provided by the Compensation Committee for hardship or other special circumstances, termination for any reason during the restricted period will result in forfeiture of the employee's right to receive the granted shares and the accumulated dividends.

Long Term Performance Awards


     The Compensation Committee may grant long term performance awards that are valued in whole or in part by reference to the value of common stock. The terms and conditions of such awards, including the performance objectives and periods, and the employees who receive such awards shall be determined by the Compensation Committee at its discretion.

Change of Control


     Upon a Change of Control (as defined in the Plan), all options become immediately and fully exercisable and may be exercised upon or after the Change of Control.


     Upon a Change of Control, all restrictions imposed on each participant's restricted stock immediately lapse as if fully satisfied for the entire restricted period and the participant has a right to receive unrestricted share certificates representing the full number of shares of Common Stock covered by the grant.

     The value of all outstanding options, stock appreciation rights, and restricted grants shall, unless otherwise determined by the Compensation Committee at or after grant, be cashed out on the basis of the "Change of Control Price" as defined in the Plan.


     Upon a Change of Control, a participant's long term performance awards, including any portion relating to any performance periods not yet completed, become immediately and fully vested and paid based on the pro-rated target results for the performance period in question.


Securities Subject to the Plan


     As of April 30, 1997, 289,444 shares have been issued pursuant to the Plan, 1,886,249 options to purchase have been granted (adjusted to reflect canceled grants), and 886,249 options to purchase shares have been granted subject to shareholder approval of the amendment to increase the number of shares of stock authorized for issuance under the Plan. Upon approval of the amended Plan, Treasury Shares or authorized but unissued shares of the Common Stock may be utilized to satisfy share requirements for options exercised under the Plan. The shares related to the unexercised or undistributed portion of any terminated, expired, or forfeited award for which no material benefit was received by an optionee shall also be made available for distribution in connection with future grants under the Plan.

     The market value of the Common Stock, as of April 30, 1997, was $3.00 per share.

Federal Income Tax Consequences of Issuance and Exercise of Options

     The following discussion of the federal income tax consequences of the grant and exercise of options under the Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to federal tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

Non-Qualified Stock Options

     No income will be recognized by an optionee at the time a non-qualified stock option is granted.

     Ordinary income (wages, subject to withholding) will be recognized by an optionee at the time a non-qualified option is exercised, and the amount of such income will be equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the option price. Suitable arrangements are required to be made at that time to collect and pay over applicable withholding tax from the optionees.

     The Company generally will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the optionee with respect to his non-qualified stock option.

     Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of an option will be equal to the sum of the exercise price of such option and the amount included in income with respect to such option.

     If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

Incentive Stock Options

     In general, neither the grant nor exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company. However, the exercise of an option will give rise to an item of tax preference to the optionee for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired upon the exercise of the option over the option price.

     The sale of the Common Stock received upon the exercise of an incentive stock option which satisfies the holding period rules will result in the entire gain being treated as a capital gain to the optionee; the Company will not be entitled to a tax deduction with respect to such exercise or sale. To receive incentive stock option treatment as to the shares acquired upon the exercise of an incentive stock option, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, the optionee generally must be an employee of the Company (or of a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

     If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the option price or (b) the amount realized on the disposition minus the option price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company generally will be entitled to a deduction equal to the amount of such ordinary income.

     If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares acquired. However, the use in the exercise of an incentive stock option by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option will be treated as taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period.

Stock Appreciation Rights

     Ordinary income will be recognized by a participant upon the exercise of a stock appreciation right, in an amount equal of the cash received or the fair market value of the shares received on the exercise date.

Restricted Stock Grants

     Participants holding restricted stock will recognize ordinary income in the year in which the restrictions lapse, in the amount of the fair market value of the shares as of the date of lapse of the restrictions, unless the participant elects to include the fair market value of the shares as of the date of grant in ordinary income at that time.

Long Term Performance Awards

     Ordinary income will be recognized by a participant in the year in which Common Stock for long term performance awards is received, in an amount equal to the fair market value of the Common Stock on the date of receipt.

                                      * * *

   The Board of Directors recommends a vote FOR the adoption of the amendments to the 1992 Long-Term Incentive Plan.

                                  PROPOSAL III
                      RATIFICATION OF INDEPENDENT AUDITORS

     BDO Seidman, LLP, has served as the Company's independent certified public accountants since 1989 and subject to ratification by the shareholders, is expected to continue to serve in such capacity for the current year. A representative of the firm will be available by telephone at the Meeting to respond to appropriate shareholders' questions.

      The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman, LLP as Independent Auditors for 1997.


                         COST OF SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                                  OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting or any adjournment thereof. However, if any other matters come before the Meeting, it is intended that shares represented by Proxy will be voted in accordance with the judgment of the persons voting them.

                              SHAREHOLDER PROPOSAL

     Any shareholder who, in accordance with and subject to the provisions of the rules of the Securities and Exchange Commission and applicable laws of the Commonwealth of Pennsylvania, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders, must deliver such proposal, in writing, to the attention of the Secretary of the Company at the Company's principal executive offices at 700 Abbott Drive, Broomall, Pennsylvania 19008, not later than January 24, 1998.

                          ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's 1996 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K (including the financial statements and schedules thereto), is being transmitted herewith, but does not form a part of the proxy solicitation materials.

                           ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MICHAEL A. MULSHINE, SECRETARY, AT 700 ABBOTT DRIVE, BROOMALL, PA 19008.

                                                                     APPENDIX A


                               SCAN-GRAPHICS, INC.
                          1992 LONG-TERM INCENTIVE PLAN




SECTION 1. Purpose; Definitions.

     The name of this plan is the Scan-Graphics, Inc. 1992 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to enable key employees, Eligible Directors (as hereinafter defined) and Eligible Independent Contractors (as hereinafter defined) of Scan-Graphics, Inc.("the Company") to (i) own shares of stock in the Company, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Company to attract, retain and motivate key employees, non-employee directors, and independent contractors of particular merit.

     For the purposes of the Plan, the following terms shall be defined as set forth below:

     a.   "Board" means the Board of Directors of the Company.

     b. "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

     c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     e. "Company" means Scan-Graphics, Inc., its subsidiaries or any successor organization.

     f. "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     g. "Disinterested Person" shall have the meaning set forth in Rule 16b 3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     h. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company pursuant to the early retirement procedures of the Company.

     i. "Eligible Directors" means a person who is an incumbent, non-employee member of the Board, including those who are members of the Committee, at the time the Plan is initially approved by the shareholders or who is elected a non-employee member of the Board subsequent to that date.


                                      1-A

     j. "Reliable Independent Contractor" means an independent contractor hired by Company to provide consulting services on a regular basis for the Company at or after the time the Plan is initially approved by the shareholders.

     k. "Fair Market Values" means, as of any given date, the mean of the highest and lowest quoted bid prices of the Stock as furnished by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System or, if either no such sale is reported by NASDAQ on such date or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time.

     l. "Incentive Stock Options" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
          Section 422 of the Code.

     m. "Insider" means a Participant who is subject to the requirements of the Rules (as defined below).

     n. "Long-Term Performance Award" or "Long-Term Award" means an award made pursuant to Section 8 below that is payable in cash and or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a period of at least two years.

     o. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     p. "Normal Retirement" means retirement from active employment with the Company and any Affiliate (as defined in Section 9) pursuant to the normal retirement procedures of the Company.

     q. "Participant" means an employee, Eligible Director, or Eligible Independent Contractor to whom an Award is granted pursuant to the Plan.

     r. "Plan" means the Scan-Graphics, Inc. 1992 Long-Term Incentive Plan, as hereinafter amended from time to time.

     s. "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

     t.   "Retirement" means Normal or Early Retirement.

     u. "Rules" means the regulations promulgated under Section 16 of the Exchange Act.

     v. "Securities Brokers" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(m) hereof.

     w. "Stock" means the Common Stock $.001 par value per share, of the Company.

     x. "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and
          (ii) the aggregate exercise price of such Stock Option (or such portion thereof).



                                      2-A

     y. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

     In addition, the terms "Change-in-Control," "Potential Change-in-Control" and "Change-in-Control Price" shall have meanings set forth, respectively, in Sections 9(b), (c) and (d) below.


SECTION 2. Administration

     The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board.

     The Committee shall have the authority to grant pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and/or (iv) Long-Term Performance Awards to key employees and officers;
(i) Stock Options and/or (ii) Stock Appreciation Rights to Eligible Independent Contractors and unless the Plan is amended pursuant to a vote of the shareholders of the Company, only grants of stock options made by the Company pursuant to Section 5(n) hereof to Eligible Directors.

     In particular, the Committee shall have the authority:

      (i) to select the officers and other key employees of the Company to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards may from time to time be granted hereunder and Eligible Independent Contractors to whom Stock Options and Stock Appreciation Rights may from time to time be granted hereunder;

     (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards, or any combination thereof, are to be granted hereunder;

    (iii) to determine the number of shares to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder: including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

      (v) to determine whether and under what circumstances a Stock Option may be settled in cash or stock, including Restricted Stock under Section 5(1);

     (vi) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 5(m); and

    (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.



                                      3-A

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.


SECTION 3. Stock Subject to the Plan

     (a) Stock Subject to Plan. Awards of stock under the Plan shall be made from Stock which is either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock authorized for issuance under the Plan, subject to adjustment in accordance with paragraph 3(d) below, shall be up to 1,000,000 shares in the aggregate, or such other number of shares as are subsequently approved by the Company's shareholders.

     (b) Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available for distribution in connection with the exercise of options awarded under the Plan, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a), and (c) of this
          Section 3 the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan.

     (c) Unused, Forfeited and Reacquired Shares. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award for which no material benefit was received by a Participant (i.e. dividends) also shall be made available for distribution in connection with future awards under the Plan to the extent permitted to receive exemptive relief pursuant to the Rules.

     (d) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.



SECTION 4.  Eligibility

     Officers, other key employees and Eligible Independent Contractors, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted awards under the Plan. Eligible Directors, including members of the Committee, shall be eligible for grants under the Plan pursuant to the terms of Section 5(n) below.



SECTION 5.  Stock Options

     Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.



                                      4-A

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
Section 422.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant for Incentive Stock Options and 75% of the Fair Market Value of the Stock at the time of grant for Non-Qualified Options; provided, however that Non-Qualified Options issued in exchange for options held by employees of an acquired company or a division or subsidiary thereof may, at the Committee's discretion, be issued at not less than 50% of the Fair Market Value of the Stock at the time of grant.

          Any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation, shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted. However, any option granted to any optionee who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after expiration of the term of the option.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Section 5(g) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

     (d) Method of Exercise. Subject to whatever Installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

          Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made


                                      5-A
          in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, of Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.

          If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

          If payment of the Option exercise price of a Non-Qualified Option is made in whole or in part in the form of unrestricted stock already owned by the Participant, the Company may require that the stock has been owned by the Participant for a period of time so that such payment would not result in a change to the Company's earnings as a result of the exercise. Such provision may be used by the Company to prevent a pyramid exercise.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).

     (e) Replacement Options. If an Option granted pursuant to the Plan may be exercised by an optionee by means of a stock-for-stock swap method of exercise as provided in 5(d) above, then the Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan.

          This replacement option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original option exercised and the net shares received by the Participant from such exercise. The exercise price of the replacement option shall equal the then current Fair Market Value, and with a term extending to the expiration date of the original Option.

          The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

     (f) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (g) Termination by Reason of Death. Subject to Section 3(k), if an optionee's employment by the Company terminates by reason of death, any Stock Option held by such optionee may thereafter by exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.



                                      6-A

     (h) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Company terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, option will thereafter be treated as a Non-Qualified Stock Option.

     (j) Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company without Cause.

     (k) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

          To the extent (if any) permitted under Section 422 of the Code, if (i) a Participant's employment with the Company is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to this Section 5(k), is greater than the portion of such option that is exercisable as an "incentive stock option" during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option. The Committee is



                                      7-A
          also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change-in-Control.

     (l) Cash-out of Option: Settlement of Spread Value in Restricted Stock. On receipt of written notice to exercise, the Committee may, in it's sole discretion, elect to cash out an or part of the portion of the option(s) to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such cash-out.

          In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

     (m) Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to see a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith. The Committee may permit a Participant to pay any applicable withholding taxes by delivering a sufficient number of previously-owned shares of Common Stock to the Company to satisfy such taxes or upon Participant's request, by having the Company withhold the number of shares of Common Stock obtainable on the exercise of an Option which when valued at Fair Market Value (determined as of the day preceding the date of exercise) is equivalent to the minimum required withholding taxes due.

     (n) Option Grants to Eligible Directors. Notwithstanding any other provision of this Plan, any grant of an option under this Section 5 to an Eligible Director shall be subject to the following provisions:

          On March 11, 1992, and on the first business day of January of each year thereafter, the Committee will determine grants of options to Eligible Directors. The size of any grant made by the Committee shall be determined by dividing $50,000 by the Fair Market Value of a share of the Stock on the date of the option grant. However, if an Eligible Director shall become eligible for an option grant under this Section 5(n) after the first regularly scheduled meeting of the Board during any calendar year, the Committee shall determine the size of such option grant by multiplying $50,000 by a fraction which is determined by dividing the number of regularly scheduled Board meetings remaining in the calendar year by six and dividing the product of such numbers by the Fair Market Value of a share of Stock on the date of the option grant.




SECTION 6. Stock Appreciation Rights

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with an or part of any Stock Option granted under the Plan except those stock options granted to Eligible Directors pursuant to
          Section 5(n). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.



                                      8-A

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

          A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(f) of the Plan.

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

          (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

          (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 6, that such Stock Appreciation Right can be exercised only in the event of a Change-in-Control and/or a Potential Change-in Control, subject to such terms and conditions as the Committee may specify at grant.



                                      9-A

         (vii) The Committee, in its sole discretion, may also provide that, in the event of a Change-in-Control and/or a Potential Change-in-Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change-in-Control Price, subject to such terms and conditions as the Committee may specify at grant.



SECTION 7. Restricted Stock

     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan The Committee shall determine the officers and key employees of the Company to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

          The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

          The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (i) The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

         (iii) Each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Scan-Graphics, Inc. 1992 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Scan-Graphics, Inc. Copies of such Plan and Agreement are on file at the offices of Scan-Graphics, Inc., 700 Abbott Drive, Broomall, PA 19008."

          (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.



                                      10-A

     (c) Restrictions Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the Restriction Periods), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

         (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

          (iv) In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated (other than for Cause), the Committee may, in it sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

          (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.



SECTION 8. Long Term Performance Awards

     (a) Awards and Administration. Long Term Performance Awards may be awarded to officers or key employees of the Company either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long Term Performance Award, which shall be at least two years (subject to Section 9 below), and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.



                                      11-A

          At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

     (b) Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

     (c) Termination of Employment. Subject to Section 9 below and unless otherwise provided in the applicable award agreement(s), if a Participant terminates employment with the Company during a Performance Period because of death, Disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance Period:

          (i) based, to the extent relevant under the terms of the award, upon the Participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and

          (ii) prorated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the Participant was employed by the Company, all as determined by the Committee, in its sole discretion.

          However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

          Subject to Section 9 below, if a Participant terminates employment with the Company during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

     (d) Form of Payment. The earned portion of a Long Term-Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan.



                                      12-A

SECTION 9. Change in Control Provisions

     (a)  Impact of Event. In the event of:

          (1) a "Change in Control" as defined in Section 9(b), unless otherwise determined by the Committee or the Board at or after grant, but prior to the occurrence of such Change in Control, or

          (2) a "Potential Change in Control" as defined in Section 9(c), but only if and to the extent so determined by the Committee the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

          (i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully vested and exercisable.

          (ii) The restrictions applicable to any Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested.

         (iii) The value of all outstanding Stock Options, Stock Appreciation Rights and Restricted Stock awards shall unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

          (iv) Any outstanding Long Term Performance Awards shall be vested and paid out based on the prorated target results for the Performance Periods in question, unless the Committee provides at or after grant and prior to the Change in Control event, for a different payment.

     (b) Definition of Change in Controls. For purposes of Section 9(a), a "Change in Control" means the happening of any of the following:

          (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or an Affiliate of the Company (as defined in Rule 12b-2 under the Securities Exchange Act) or any Company employee benefit plan (including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 1 3d-3 under the Exchange
               Act), directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities without the consent of a majority of the Board;

          (ii) The occurrence of any transactions or event relating to the Company required to be described pursuant to the requirements of
               Item 5(f) of Schedule 13A of the Exchange Act;

         (iii) When, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason other than death to constitute at least a two-thirds majority thereof, provided, however, that a director who was not a director



                                      13-A
               at the beginning of such period shall be deemed to have satisfied the two year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 9(b) (iii); or

          (iv) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, or otherwise.

     (c) Definition of Potential Change in Control. For purposes of Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

          (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 9(b); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group other than the Company or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for the purposes of this Plan.

     (d) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means the highest bid price per share paid in any transaction as furnished by NASDAQ or the highest price paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding sixty day period as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

     (e)  Compliance with Section 280G. No payment shall be made under this
          Section 9 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Committee shall irrevocably designate at or prior to a Change in Control or Potential Change in Control, result in an excess parachute payment for which the Company, would not receive a Federal income tax deduction by reason of Section 280G of the Code.




SECTION 10. Amendments and Termination

     The Board may amend, alter, or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or Participant under a Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award theretofore granted, without the optionee's or Participant's consent, or which, without the approval of the Company's stockholders, would:

     (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

     (b) decrease the option price of (i) any Stock Option to less than 100% of the Fair Market Value on the date of grant, or (ii) change the pricing terms of Section 9(a);




                                      14-A

     (c) change the employees or class of employees eligible to participate in the Plan, or

     (d)  extend the maximum option period under Section 5(b) of the Plan.

     Except for awards made to Eligible Directors pursuant to Section 5(n), the Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. Except for awards made to Eligible Directors pursuant to Section 5(n), the Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments.


SECTION 11. Unfunded Status of Plan

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12. General Provisions

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee or Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may included any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees, directors, or independent contractors at any time.



                                      15-A

     (d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant who is an officer or key employee of the Company, shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.

     (f) The reinvestment of dividends in additional Restricted Stock (or in other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under
          Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

     (g) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.



SECTION 13. Effective Date of Plan

     The Plan shall be effective as of March 11, 1992, subject to the approval of the Company's shareholders.



SECTION 14. Term of Plan

     No Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.




                                      16-A

                               Scangraphics, Inc.
             Proxy for Annual Meeting of Shareholders June 25, 1997

     The undersigned hereby appoints ANDREW E. TROLIO and MICHAEL A. MULSHINE, or either of them acting in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the annual meeting of shareholders of Scangraphics, Inc., to be held on Wednesday, June 25, 1997, and at any adjournments thereof, to vote the shares of stock that the signer would be entitled to vote if personally present as indicated below and on the reverse side hereof and on any other matters brought before the meeting, all as set forth in the May 23, 1997 proxy statement, receipt of which is hereby acknowledged.

                     Please date, sign and return promptly.
         This proxy is solicited on behalf of the Board of Directors of
                               Scangraphics, Inc.

1.   ELECTION OF DIRECTORS: Nominees: Andrew E. Trolio, R. Barry Borden, David
     S. Hirsch, Michael A. Mulshine, Laurence L. Osterwise, Jack A. Pellicci and James C. Sargent.

| |  FOR all nominees.

| |  WITHHOLD authority for all nominees.

| | WITHHOLD authority for the following nominee(s) and vote FOR all other nominees.

-------------------------------------------------------------------------------

The Board of Directors recommends that you vote FOR all nominees.

2.   Approval of adoption of amendments to the 1992 Long-Term Incentive Plan.

     | |  FOR        | |  AGAINST       | |   ABSTAIN

3. To ratifiy the appointment of BDO Seidman, LLP as Independent Auditors of the Company for the current year.

     | |  FOR        | |  AGAINST       | |   ABSTAIN


Your signature(s) on this proxy form should be exactly as your name and/or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee or guardian, please give full title.

Dated:_________________________1997




                                                 -------------------------------
                                                            Signature



                                                 -------------------------------
                                                            Signature



The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the fully executed proxy is returned, such shares will be voted in accordance with the recommendations of the Board of Directors FOR all nominees, FOR proposal 2 and FOR proposal 3.